Exhibit 3.2

CERTIFICATE OF FORMATION

OF

JEFFERIES GROUP LLC

This Certificate of Formation of Jefferies Group LLC (the “LLC”), dated as of February 28, 2013, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST, The name of the limited liability company is Jefferies Group LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD, The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH. This Certificate of Formation shall be effective at 12:02 a.m. (Eastern time) on March 1, 2013.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Roland Kelly
Name:	Roland Kelly
Title:	Authorized Person

[Signature Page to Certificate of Formation]